UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2011 (August 11, 2011)

THE HERTZ CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	001-07541 (Commission File Number)	13-1938568 (I.R.S. Employer Identification Number)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The Hertz Corporation (the “Company”) is a wholly-owned subsidiary of Hertz Global Holdings, Inc. (“Hertz Holdings” and, together with the Company, the “Companies”).  Hertz Holdings is a party to an amended and restated stockholders’ agreement (the “Stockholders’ Agreement”), among it and investment funds associated with or designated by Clayton, Dubilier & Rice, LLC (“CD&R”), The Carlyle Group (“Carlyle”) and BAML Capital Partners (“BAMLCP”), which was formerly known as Merrill Lynch Global Private Equity (CD&R, Carlyle and BAMLCP are collectively referred to as the “Sponsors”).  Pursuant to the terms of the Stockholders’ Agreement, for so long as Hertz Holdings remained a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) rules, CD&R had the right to nominate three directors to the Hertz Holdings board and Carlyle and BAMLCP each had the right to nominate two directors to the Hertz Holdings board.

On March 31, 2011, the Sponsors completed a secondary offering of Hertz Holdings common stock and as a result of this offering, the Sponsors reduced their holdings from over 50% of the outstanding shares of Hertz Holdings common stock to approximately 39% of the outstanding shares of Hertz Holdings common stock.  Because the Sponsors no longer own over 50% of the outstanding shares of Hertz Holdings common stock, Hertz Holdings no longer qualifies for any of the “controlled company” exemptions under NYSE rules.

Hertz Holdings is currently relying upon the NYSE’s transition rules for a company which is no longer a “controlled company,” and Hertz Holdings must have a majority of its directors be independent by March 31, 2012.  In order to begin satisfying this requirement, on August 11, 2011, Gregory S. Ledford (a Carlyle nominee), Nathan K. Sleeper (a CD&R nominee), and Robert F. End (a BAMLCP nominee) provided the Companies written notice of their decision to resign from the boards of directors of each of the Companies, effective as of August 12, 2011.

Prior to March 31, 2012, Hertz Holdings expects to fill two of the vacancies on the Hertz Holdings board created by these resignations with directors that are deemed to be independent under the NYSE rules which will give Hertz Holdings a majority of independent directors as required by the NYSE rules.  We expect that the new Hertz Holdings directors will also become directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION (Registrant)

Date: August 15, 2011	By:	/s/ J. Jeffrey Zimmerman
	Name:	J. Jeffrey Zimmerman
	Title:	Senior Vice President, General Counsel & Secretary